    As filed with the Securities and Exchange Commission on January 28, 1997
                                                      Registration No. 333-17201
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------


                            POST-EFFECTIVE AMENDMENT

                                    NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT


                                    Under the
                             Securities Act of 1933


                               CORVEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



           DELAWARE                                              33-0282651
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



                                1920 MAIN STREET
                                   SUITE 1090
                            IRVINE, CALIFORNIA 92714
                                 (714) 851-1473
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)




                                V. GORDON CLEMONS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               CORVEL CORPORATION
                                1920 MAIN STREET
                                   SUITE 1090
                            IRVINE, CALIFORNIA 92714
                                 (714) 851-1473
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent for Service)



                              ---------------------



                                   Copies to:
                             GREG T. WILLIAMS, ESQ.
                             DANIEL E. ROSTON, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                        4675 MACARTHUR COURT, SUITE 1000
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 752-7535


                              ---------------------

================================================================================

                                 Post-Effective
                                 Amendment No. 1

                                -----------------

         Pursuant to a Registration Statement on Form S-3, Registration No. 333-17201 (the "Shelf Registration"), effective December 6, 1996 (the "Effective Date"), CorVel Corporation (the "Company") registered on behalf of ENStar Inc. ("ENStar") 200,000 shares of the Company's Common Stock, $.0001 par value (the "Registered Shares"), for potential sale from time to time within 60 days of the Effective Date.

         As of the date of this Post-Effective Amendment No. 1, ENStar has not publicly offered or sold any of the Registered Shares from the Shelf-Registration, leaving all 200,000 shares remaining under the Shelf Registration.

         The Company hereby withdraws from registration all of the Registered Shares under the Shelf Registration as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on this 27th day of January 1997.

                                    CORVEL CORPORATION


                           By       /s/ Richard J. Schweppe
                                    --------------------------------
                                    Richard J. Schweppe
                                    Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

          Signature                           Title                            Date
          ---------                           -----                            ----


/s/ V. Gordon Clemons                Chief Executive Officer,             January 27, 1997
--------------------------------     President and Director
V. Gordon Clemons                    (Principal Executive Officer)



/s/ Richard J. Schweppe              Chief Financial Officer              January 27, 1997
--------------------------------     (Principal Financial Officer)
Richard J. Schweppe


               *                     Director                             January 27, 1997
--------------------------------
Thomas R. Brown


               *                     Director                             January 27, 1997
--------------------------------
Peter E. Flynn


               *                     Director                             January 27, 1997
--------------------------------
Steven J. Hamerslag


               *                     Director                             January 27, 1997
--------------------------------
Jeffrey J. Michael

*By: /s/ Richard J. Schweppe
    ----------------------------
      Richard J. Schweppe
      (Attorney-in-fact)